                                                                    Exhibit 3(a)

                            ARTICLES OF INCORPORATION
                                       OF
                           NEW D FINANCIAL CORPORATION


To the Secretary of State of the State of Iowa:

          I, the undersigned, acting as incorporator of a corporation under the Iowa Business Corporation Act, Chapter 496A, Code of Iowa, hereby adopt the following Articles of Incorporation for such corporation:

                                       I.

          The name of the corporation is New D Financial Corporation.

                                       II.

          The period of its duration is perpetual.

                                      III.

          The purpose which the corporation is authorized to pursue is the transaction of any or all lawful businesses for which the corporation may be incorporated under the Iowa Business Corporation Act.

                                       IV.

          In addition to the powers now or hereafter conferred upon the corporation by the laws of the State of Iowa, the corporation may conduct its business and carry on its operations with, through, on behalf of, or in the name of any other corporation or any natural person or under any trade name or names, and it may do every other act and thing incidental or appurtenant to or growing out of or connected with any of its purposes to the extent it shall be lawful for it so to do, and it may effect any of its purposes, either as principal, agent, partner or otherwise, and either alone or in association with any other person, firm, association, partnership or corporation.

                                       V.

          The total number of shares of all classes of stock which the corporation shall have authority to issue is 1,000 shares, which shall be designated Common Stock, and which shares shall have no par value.

          No holder of any shares of the corporation, whether now or hereafter authorized, shall have or be entitled to any preemptive or preferential right to acquire any unissued shares or treasury shares of the corporation, whether now or hereafter authorized or acquired, or any other securities or obligations convertible into such shares or carrying a right to subscribe to or acquire such shares.

          No cumulative voting shall be permitted at any election for directors of the corporation.

                                       VI.

          The address of the initial registered office of this corporation is 207 Ninth Street, Des Moines, Polk County, Iowa, and the initial registered agents at such address are Richard Levitt and Richard J. Brinkman.

                                      VII.

          The number of directors constituting the initial Board of Directors of the corporation is one (1), and the name and address of the person who is to serve as director until the first annual meeting of shareholders or until his successor is elected and qualified is Walter C. Johnson, 1200 Northwestern Bank Building, Minneapolis, Minnesota 55402.

                                      VIII.

          No contract, act or other transaction between the corporation and any person or persons, partnership, corporation or association shall be affected or invalidated by the fact that any one or more of the shareholders, directors, or officers of the corporation is interested in, or is a shareholder, director or officer of such other corporation or association, or is a party to or interested in such contract, act or other transaction or in any way connected with such person or persons, partnership, association or corporation, or that in any transaction between the corporation and another corporation either of them is a shareholder in the other. Any person who may become a director of the corporation is hereby relieved from all disability or liability arising out of any contract in good faith with the corporation for the benefit of himself or any person or persons, partnership, association or corporation in which he may have or represent a financial interest. Any director of the corporation who is also a director or officer or otherwise interested in such other corporation or who is interested in any such other partnership or association may be counted in determining the existence of a quorum, at any meeting of the Board of Directors of the corporation, which shall authorize any such contract, act or transaction, and may vote thereat to authorize any such contract, act or transaction with like force and effect as if he were not such officer or director or not so interested in such other corporation, partnership or association.

                                       IX.

          The name and address of the incorporator of this corporation is Bruce
M. Engler, 1300 Northwestern Bank Building, Minneapolis, Minnesota 55402.

Dated:    August 18, 1982


                                        /s/  Bruce M. Engler
                                        ----------------------------------
                                             Bruce M. Engler

STATE OF MINNESOTA       )
                         )    ss.
COUNTY OF HENNEPIN       )

          On this 18th day of August, 1982, before me, June Parell, a Notary Public, personally appeared Bruce M. Engler, to me known to be the person named in and who executed the foregoing Articles of Incorporation, and acknowledged that he executed the same as his voluntary act and deed.


                                        /s/  June M. Parell
                                        ----------------------------------
                                             Notary Public

(NOTARIAL SEAL)

                               ARTICLES OF MERGER

                                       OF

                                DIAL CORPORATION

                                      INTO

                           NEW D FINANCIAL CORPORATION

                     --------------------------------------

          Pursuant to Section 496A.72 of the Iowa Business Corporation Act, New D Financial Corporation, an Iowa corporation (hereinafter referred to as the "surviving corporation"), does hereby adopt the following Articles of Merger relating to the merger of Dial Corporation, an Iowa corporation (hereinafter referred to as the "subsidiary corporation"), with and into the surviving corporation:

                                    ARTICLE I

          Attached hereto as Exhibit A is the plan of merger for the merger of the subsidiary corporation with and into the surviving corporation.

                                   ARTICLE II

          The number of outstanding shares of each class of the subsidiary corporation and the number of such shares of each class owned by the surviving corporation are as follows:

     Number of Shares                                  Number of Shares Owned
       Outstanding                 Class              by Surviving Corporation
     ----------------              -----              ------------------------

       208,978,612              Common Stock                208,978,612

                                   ARTICLE III

          The surviving corporation is the owner of all of the issued shares of the subsidiary corporation and the surviving corporation waived the mailing of a copy of the plan of merger.

          IN WITNESS WHEREOF, New D Financial Corporation has caused these Articles of Merger to be executed in its name by its President and its Secretary as of this 1st day of September, 1982.

                                        NEW D FINANCIAL CORPORATION


                                        By   /s/ Jack W. Greene
                                             -----------------------------
                                             Jack W. Greene, President

                                        and

                                        By   /s/ David A. McGowan
                                             -----------------------------
                                             David A. McGowan, Secretary

STATE OF IOWA  )
               )    ss:
COUNTY OF POLK )

On this 1st day of September, 1982, before me, a Notary Public in and for said county, personally appeared Jack W. Greene, to me personally known, who being by me duly sworn did say that he is President of said corporation, that the seal affixed to said instrument is the seal of said corporation and that said instrument was signed and sealed on behalf of the said corporation by authority of its board of directors and the said Jack W. Greene acknowledged the execution of said instrument to be the voluntary act and deed of said corporation by it voluntarily executed.


                                             /s/ Linda J. Walter
                                        ----------------------------------
                                             Notary Public

My Commission Expires:

                                      PLAN

                                       AND

                               AGREEMENT OF MERGER
                        --------------------------------

          Pursuant to the requirements of section 496A.72 of the Iowa Business Corporation Act, the following shall be the plan of merger for the merger of Dial Corporation, an Iowa corporation (hereinafter referred to as the "subsidiary corporation"), with and into New D Financial Corporation, an Iowa corporation (hereinafter referred to as the "surviving corporation"), which surviving corporation owns all of the outstanding capital stock of the subsidiary corporation (said merger being hereinafter called the "Merger").

          FIRST: The name of the subsidiary corporation is Dial Corporation and the name of the corporation owning at least ninety percent of its shares is New D Financial Corporation.

          SECOND: The manner and basis of converting the shares of the subsidiary corporation shall be as follows:

          1. All of the outstanding shares of the subsidiary corporation shall be cancelled.

          2. All shares of the subsidiary corporation held in the treasury of the subsidiary corporation shall be cancelled.

          THIRD: Each employee benefit plan sponsored, administered or maintained by the subsidiary corporation immediately preceding the Effective Time of the Merger shall be assumed and approved by the surviving corporation at the Effective Time of the Merger, and each such employee benefit plan shall be sponsored, administered or maintained by the surviving corporation following the Effective Time of the Merger, all without further action on its part. Individuals serving on any committee or committees established or maintained pursuant to the terms of any such employee benefit plan or in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended, (hereinafter called the "Act"), and any other person serving in any other capacity or capacities pursuant to the terms of any such employee benefit plan or the provisions of the Act immediately preceding the Effective Time of the Merger, shall continue to serve on said committee or committees or in said capacity or capacities at and following the Effective Time of the Merger without further action on the part of the surviving corporation. The term "employee benefit plan" shall include, where appropriate, any related trust established in conjunction with, or pursuant to the terms of any such plan or the provisions of the Act. Nothing herein shall be construed to limit or modify the right of the surviving corporation (i) to terminate or amend any employee benefit plan in accordance with its terms or with the provisions of the Act; (ii) to remove individuals from such committees or to replace persons acting in any such capacity or capacities; or (iii) to appoint other individuals to serve on such committees or appoint other persons to serve in such capacities.

          FOURTH: For the benefit of the holders of notes, debentures or any other evidences of indebtedness (hereinafter called the "obligations") for borrowed money of the subsidiary corporation, at the Effective Time of the Merger, the due and punctual payment of the principal of and interest and premium, if any, on all of the obligations, and the due and punctual performance and observance of all of the covenants and conditions of each of the obligations (as well as of the loan agreements pursuant to which such obligations were issued, sold or delivered), shall be expressly assumed by the surviving corporation by operation of this provision and without the necessity of further action on the part of the surviving corporation. Notwithstanding the foregoing, the surviving corporation may take any and all further actions it deems necessary or appropriate, unilaterally or at the request of a holder or holders of an obligation or obligations, to evidence, restate or expand upon the foregoing assumptions or further satisfy such holders that each and all of the conditions or covenants contained in or relating to such obligations have been complied with or satisfied.

          FIFTH: The effective date of the Merger shall be the date on which the Secretary of State of the State of Iowa issues a certificate of merger and the Effective Time of the Merger shall be 1:30 p.m. on such effective date.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Plan and Agreement of Merger to be signed in its corporate name by its President or a Vice President and by its Secretary or an Assistant Secretary and its corporate seal to be affixed hereto and attested by its Secretary or Assistant Secretary as of this 1st day of September, 1982.

                                        DIAL CORPORATION


(Corporate Seal)                        By   /s/ David C. Wood
                                             -----------------------------
                                             Vice President


                                        By   /s/ Alfred Z. Winick
                                             -----------------------------
                                             Secretary
Attest:


     /s/ Alfred Z. Winick
------------------------------
     Secretary

                                        NEW D FINANCIAL CORPORATION


                                        By   /s/ David C. Wood
                                             -----------------------------
                                             Vice President
(Corporate Seal)

                                        By   /s/ Alfred Z. Winick
                                             -----------------------------
                                             Assistant Secretary

Attest:


     /s/ Alfred Z. Winick
-----------------------------

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                           NEW D FINANCIAL CORPORATION


To the Secretary of State
  of the State of Iowa:

Pursuant to the provisions of Section 58 of the Iowa Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

          1. The name of the corporation is New D Financial Corporation and the effective date of its incorporation was the 19th day of August, 1982.

          2. The following resolution amending the Articles of Incorporation of the corporation was adopted by written consent of the sole shareholder of the corporation dated as of September 1, 1982:

          RESOLVED, that Article I of the Articles of Incorporation of New D Financial Corporation be amended to read in its entirety as follows:

                                       "I.

          The name of the corporation is Dial Financial Corporation."

          3. The number of shares outstanding on the date of adoption of the amendment was 1,000. All of the outstanding shares were entitled to vote thereon.

          4. The number of shares voted for the amendment was 1,000. No shares were voted against the amendment.

Dated:    September 1, 1982.

                                        NEW D FINANCIAL CORPORATION


                                        By   /s/ Jack W. Greene
                                             -----------------------------
                                             Jack W. Greene, President


                                        By   /s/ David A. McGowan
                                             -----------------------------
                                             David A. McGowan, Secretary
(CORPORATE SEAL)

STATE OF MINNESOTA  )
                    )    ss.
COUNTY OF HENNEPIN  )

          On this 1st day of September, 1982, before me, Bruce M. Engler, a Notary Public, personally appeared Jack W. Greene, to me personally known, who being by me duly sworn did say that he is President of New D Financial Corporation, that the seal affixed to the foregoing instrument is the seal of said corporation and that said Articles of Amendment were signed and sealed on behalf of said corporation by authority of its Board of Directors and the said Jack W. Greene acknowledged the execution of the foregoing instrument to be the voluntary act and deed of said corporation by it voluntarily executed.


                                             /s/ Bruce M. Engler
                                        ----------------------------------
                                             Notary Public

(NOTARIAL SEAL)

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                           DIAL FINANCIAL CORPORATION


Pursuant to the provisions of Section 58 of the Iowa Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

          1. The name of the corporation is Dial Financial Corporation and the effective date of its incorporation was the 19th day of August, 1982. The original name of the corporation was New D Financial Corporation.

          2. The following resolution amending the Articles of Incorporation of the corporation was adopted by written consent of the sole shareholder of the corporation dated as of April 1, 1983.

NAME CHANGE - NORWEST FINANCIAL, INC.                                 RESOLVED,
that Article I of the Articles of Incorporation of Dial Financial Corporation be amended effective May 1, 1983 to read in its entirety as follows:

                                       I.

          The name of the corporation is Norwest Financial, Inc.

          3. The number of shares outstanding on the date of adoption of the amendment was 1,000. All of the outstanding shares were entitled to vote thereon.

          4. The number of shares voted for the amendment was 1,000. No shares were voted against the amendment.

          5. The date on which the amendment shall become effective is May 1, 1983.

Dated April 11, 1983.

                                        DIAL FINANCIAL CORPORATION


                                        By   /s/ David C. Wood
                                             -----------------------------
                                             Vice President


                                        By   /s/ Alfred Z. Winick
                                             -----------------------------
                                             Secretary

STATE OF IOWA  )
               )    ss:
COUNTY OF POLK )

On this 11th day of April, 1983, before me, a Notary Public in and for said county, personally appeared David C. Wood and Alfred Z. Winick, to me personally known, who being by me duly sworn did say that they are Vice President and Secretary, respectively, of said corporation, that the seal affixed to said instrument is the seal of said corporation and that said instrument was signed and sealed on behalf of the said corporation by authority of its board of directors and that the said David C. Wood and Alfred Z. Winick acknowledged the execution of said instrument to be the voluntary act and deed of said corporation by it voluntarily executed.


                                             /s/ Linda J. Walter
                                        ----------------------------------
                                             Notary Public


My Commission Expires:

I, Steve R. Wagner, hereby certify that I am Vice President of Norwest Financial Corporation and Assistant Secretary of each of the other corporations listed in Column A below; each of such corporations, by these presents, gives its consent to each of the other corporations listed in Column A to use the name (if any) set forth in Column B opposite each of such corporation's name in Column A. In addition, each of the corporations listed in Column A, by these presents, gives its consent to Dial Financial Corporation to use the names Norwest Financial, Inc. and Norwest Financial Iowa, Inc. and to Dial Corporation to use the name Norwest Financial Services, Inc.

                  Column A                                                      Column B
                  --------                                                      --------
       Dial Leasing Corporation of Iowa                     Norwest Financial Leasing Iowa, Inc.
       Dial Leasing Company of Des Moines                   Norwest Financial Leasing Des Moines, Inc.
       Dial Leasing Corporation                             Norwest Financial Leasing, Inc.
       First Dial Corporation                               Norwest Financial Business Credit, Inc.
       Dial Finance Company of Georgia                      Norwest Financial Georgia, Inc.
       Dial Finance Company No. 1                           Norwest Financial Iowa 2, Inc.
       DialPlan, Inc.                                       Norwest Financial Iowa 1, Inc.
       Dial Finance Company of Illinois                     Norwest Financial Illinois, Inc.

Dated April 19, 1983.


                                             /s/ Steve R. Wagner
                                        ----------------------------------
                                             Steve R. Wagner

I, David C. Wood, hereby certify that I am a Vice President and General Counsel of Dial Financial Corporation and Dial Corporation; Dial Financial Corporation, by these presents, gives its consent to Dial Corporation to use the name Norwest Financial Services, Inc. and Dial Corporation, by these presents, gives its consent to Dial Financial Corporation to use the names Norwest Financial, Inc. and Norwest Financial Iowa, Inc. In addition, Dial Financial Corporation and Dial Corporation, by these presents, each gives its consent to each of the corporations listed in Column A below to use the name set forth in Column B opposite its name in Column A.

                  Column A                                                      Column B
                  --------                                                      --------
       Norwest Financial Corporation
       Dial Leasing Corporation of Iowa                     Norwest Financial Leasing Iowa, Inc.
       Dial Leasing Company of Des Moines                   Norwest Financial Leasing Des Moines, Inc.
       Dial Leasing Corporation                             Norwest Financial Leasing, Inc.
       First Dial Corporation                               Norwest Financial Business Credit, Inc.
       Dial Finance Company of Georgia                      Norwest Financial Georgia, Inc.
       Dial Finance Company No. 1                           Norwest Financial Iowa 2, Inc.
       DialPlan, Inc.                                       Norwest Financial Iowa 1, Inc.
       Dial Finance Company of Illinois                     Norwest Financial Illinois, Inc.

Dated:    April 19, 1983.


                                             /s/ David C. Wood
                                        ----------------------------------
                                             David C. Wood

                              ARTICLES OF AMENDMENT

                                       OF

                             NORWEST FINANCIAL, INC.


To the Secretary of State
  of the State of Iowa

          Pursuant to the provisions of the Iowa Business Corporation Act, the corporation hereinafter named (the "corporation") does hereby submit the following Articles of Amendment.

          1.   The name of the corporation is Norwest Financial, Inc.

          2. Article I of the Articles of Incorporation of the corporation is hereby amended so as to read as follows:

                    "The name of the corporation is Wells Fargo Financial, Inc."

          3. The date of adoption of the aforesaid amendment was January 28, 2000.

          4. The designation, the number of outstanding shares, the number of shares entitled to be cast by the voting group entitled to vote on the said amendment, and the number of votes of the voting group indisputably represented at the meeting at which the said amendment was approved are as follows:

          (a)  Designation of voting group: Common

          (b)  Number of outstanding shares of voting group: 1000

          (c) Number of shares of voting group entitled to vote on the amendment: 1000

          (d) Number of shares of voting group indisputably represented at the meeting: 1000

          5. The total number of undisputed votes cast for the said amendment by the voting group entitled to vote on the said amendment is as follows:

          (a)  Designation of voting group: Common

          (b) Number of undisputed votes of voting group cast for the amendment: 1000

          6. The said number of votes cast for the said amendment was sufficient for the approval thereof by the said voting group.

          7. The effective time and date of these Articles of Amendment shall be 5:00 p.m. on June 30, 2000.

Executed on May 5, 2000.



                                        /s/ Patricia J. McFarland
                                   ----------------------------------
                                   Patricia J. McFarland, Senior Vice President, General Counsel & Secretary